Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

NATIONSTAR MORTGAGE LLC	NATIONSTAR CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

6162	6162
(Primary standard industrial classification code number)	(Primary standard industrial classification code number)

75-2921540	27-1996157
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Address, including zip code, and telephone number, including area code, of principal executive offices)

and the Guarantors identified in Table of Additional Registrant Guarantors below

Debt Securities

(Title of the indenture securities)

Table of Additional Registrant Guarantors

Name	Jurisdiction	I.R.S. Employer ID #	Address and Telephone #
Nationstar Mortgage Holdings Inc.	Delaware	45-2156869	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Centex Land Vista Ridge Lewisville III General Partner, LLC	Delaware	29-1305193	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Centex Land Vista Ridge Lewisville III, L.P.	Delaware	20-3437712	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Harwood Service Company, LLC	Delaware	75-2925375	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Harwood Insurance Services, LLC	California	75-2921540	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Harwood Service Company of Georgia, LLC	Georgia	73-1643246	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Harwood Service Company of New Jersey, LLC	New Jersey	74-3047401	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

HomeSelect Settlement Solutions, LLC	Delaware	20-1356314	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Nationstar 2009 Equity Corporation	Delaware	27-1285662	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Nationstar Equity Corporation	Nevada	75-2711305	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Nationstar Sub1 LLC	Delaware	45-2307080	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Nationstar Sub2 LLC	Delaware	45-2307126	8950 Cypress Waters Blvd. Coppell, Texas 75019 (469) 549-2000

Veripro Solutions Inc.	Delaware	27-3275696	750 Highway 121 Bypass Suite 100 Lewisville, Texas 75067 (888) 967-9700

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 25th of February, 2015.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

EXHIBIT 6

February 25, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,743
Interest-bearing balances		222,900
Securities:
Held-to-maturity securities		55,483
Available-for-sale securities		226,470
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,968
Securities purchased under agreements to resell		23,309
Loans and lease financing receivables:
Loans and leases held for sale		14,634
Loans and leases, net of unearned income	821,207
LESS: Allowance for loan and lease losses	10,844
Loans and leases, net of unearned income and allowance		810,363
Trading Assets		46,228
Premises and fixed assets (including capitalized leases)		7,491
Other real estate owned		2,492
Investments in unconsolidated subsidiaries and associated companies		856
Direct and indirect investments in real estate ventures		1
Intangible assets
Goodwill		21,627
Other intangible assets		18,578
Other assets		61,641

Total assets		$1,532,784

LIABILITIES
Deposits:
In domestic offices		$1,062,122
Noninterest-bearing	322,290
Interest-bearing	739,832
In foreign offices, Edge and Agreement subsidiaries, and IBFs		151,034
Noninterest-bearing	928
Interest-bearing	150,106
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		946
Securities sold under agreements to repurchase		12,563

Dollar Amounts In Millions

Trading liabilities	25,409
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	83,997
Subordinated notes and debentures	18,701
Other liabilities	32,601

Total liabilities	$1,387,373

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,158
Retained earnings	34,288
Accumulated other comprehensive income	4,019
Other equity capital components	0

Total bank equity capital	144,984
Noncontrolling (minority) interests in consolidated subsidiaries	427

Total equity capital	145,411

Total liabilities, and equity capital	$1,532,784

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
James Quigley
Enrique Hernandez, Jr.